                           Independent Auditors' Consent
                           -----------------------------

The Board of Directors and Stockholders
Mercantile Bancorporation Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our reports dated January 13, 1994, except as to Note Q, which is as of February 10, 1994, contains an explanatory paragraph referring to the change in accounting for income taxes.


                                     KPMG Peat Marwick LLP
St. Louis, Missouri
September 12, 1994



                                    - 1 -